PRESS RELEASE
NYSE: CIM
CHIMERA INVESTMENT CORPORATION
520 Madison Avenue
New York, New York 10022
_________________________________________________________________________________________________

Investor Relations
888-895-6557
www.chimerareit.com
FOR IMMEDIATE RELEASE
CHIMERA INVESTMENT CORPORATION REPORTS 1ST QUARTER 2020 EARNINGS

•	GAAP NET LOSS OF $(2.08) PER COMMON SHARE

•	CORE EARNINGS(1) OF $0.57 PER COMMON SHARE

•	GAAP BOOK VALUE OF $12.45 PER COMMON SHARE

•	COMPLETED TWO LOAN SECURITIZATIONS IN MARCH FOR $883 MILLION

•	ISSUED $374 MILLION CONVERTIBLE SENIOR NOTES

•	PAID COMMON AND PREFERRED DIVIDENDS AS SCHEDULED
NEW YORK - (BUSINESS WIRE) - Chimera Investment Corporation (NYSE:CIM) today announced its financial results for the first quarter ended March 31, 2020. The Company’s GAAP net loss for the first quarter was $(389) million, or $(2.08) per common share. Core earnings(1) for the first quarter was $106 million, or $0.57 per common share.

The Company sponsored two residential mortgage loan securitizations during the month of March. CIM 2020-R1 is a $391 million non-rated securitization of re-performing residential mortgage loans, which closed on March 10, 2020. CIM 2020-R2 is a $492 million rated securitization of re-performing residential mortgage loans, which closed on March 24, 2020.

Consistent with the Company’s business strategy of using its Agency MBS portfolio as a source of liquidity, and in light of severe market conditions resulting the COVID-19 pandemic, as of March 31, 2020 the Company has sold its Agency RMBS portfolio. The proceeds from this sale were used to pay off related financing indebtedness and to strengthen the Company’s balance sheet. Also, on April 13, 2020, the Company completed its public offering of $325 million convertible senior notes. The Underwriters exercised their option to purchase an additional $48.8 million bringing total gross proceeds to $374 million.

On February 11, 2020, the Company announced its first quarter 2020 common stock cash dividend of $0.50 per common share. This dividend was paid April 30, 2020 to common stockholders of record as of March 31, 2020. The Company paid the first quarter cash dividends on the issued and outstanding shares of its preferred stock on March 31, 2020.

"In the last two months we have been busy on the liability side of our balance sheet," said Matthew Lambiase, "In March Chimera priced two mortgage securitizations, arranged longer-term repo facilities for our credit assets, and issued $374 million convertible debt which further diversified our liability and capital structure."

(1) Core earnings is a non-GAAP measure. See additional discussion on page 6.
(2) Economic return on book value is based on the change in GAAP book value per common share plus the dividend declared per common share.

Other Information
Chimera Investment Corporation is a publicly traded real estate investment trust, or REIT, that is primarily engaged in the business of investing directly or indirectly through our subsidiaries, on a leveraged basis, in a diversified portfolio of mortgage assets, including residential mortgage loans, Non-Agency RMBS, Agency CMBS, Agency RMBS, and other real estate related securities.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except share and per share data)
(Unaudited)
	March 31, 2020	December 31, 2019
Cash and cash equivalents	$261,491	$109,878
Non-Agency RMBS, at fair value (net of allowance for credit losses of $6 million and $0 million, respectively)	2,174,400	2,614,408
Agency RMBS, at fair value	105,644	6,490,293
Agency CMBS, at fair value	2,832,716	2,850,717
Loans held for investment, at fair value	13,306,818	14,292,815
Receivable for investments sold	—	446,225
Accrued interest receivable	93,343	116,423
Other assets	467,451	194,301
Derivatives, at fair value, net	—	3,611
Total assets (1)	$19,241,863	$27,118,671
Liabilities:
Repurchase agreements ($8.8 billion and $15.4 billion pledged as collateral, respectively)	$7,146,996	$13,427,545
Securitized debt, collateralized by Non-Agency RMBS ($522 million and $598 million pledged as collateral, respectively)	128,683	133,557
Securitized debt at fair value, collateralized by loans held for investment ($11.9 billion and $12.1 billion pledged as collateral, respectively)	7,864,196	8,179,608
Payable for investments purchased	699,164	1,256,337
Accrued interest payable	45,709	63,600
Dividends payable	98,434	98,568
Accounts payable and other liabilities	14,827	6,163
Total liabilities (1)	$15,998,009	$23,165,378

Stockholders' Equity:
Preferred Stock, par value of $0.01 per share, 100,000,000 shares authorized:
8.00% Series A cumulative redeemable: 5,800,000 shares issued and outstanding, respectively ($145,000 liquidation preference)	$58	$58
8.00% Series B cumulative redeemable: 13,000,000 shares issued and outstanding, respectively ($325,000 liquidation preference)	130	130
7.75% Series C cumulative redeemable: 10,400,000 shares issued and outstanding, respectively ($260,000 liquidation preference)	104	104
8.00% Series D cumulative redeemable: 8,000,000 shares issued and outstanding, respectively ($200,000 liquidation preference)	80	80
Common stock: par value $0.01 per share; 500,000,000 shares authorized, 185,860,307 and 187,226,081 shares issued and outstanding, respectively	1,860	1,873
Additional paid-in-capital	4,255,054	4,275,963
Accumulated other comprehensive income	502,491	708,336
Cumulative earnings	3,422,285	3,793,040
Cumulative distributions to stockholders	(4,938,208)	(4,826,291)
Total stockholders' equity	$3,243,854	$3,953,293
Total liabilities and stockholders' equity	$19,241,863	$27,118,671
(1) The Company's consolidated statements of financial condition include assets of consolidated variable interest entities (“VIEs”) that can only be used to settle obligations and liabilities of the VIE for which creditors do not have recourse to the primary beneficiary (Chimera Investment Corporation). As of March 31, 2020, and December 31, 2019, total assets of consolidated VIEs were $12,334,195 and $12,544,744, respectively, and total liabilities of consolidated VIEs were $7,777,605 and $8,064,235, respectively.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except share and per share data)
(Unaudited)
	For the Quarters Ended
	March 31, 2020	March 31, 2019
Net interest income:
Interest income (1)	$300,266	$350,389
Interest expense (2)	142,083	202,950
Net interest income	158,183	147,439

Provision for credit losses	(6,314)	—

Net other-than-temporary credit impairment losses	—	(4,853)

Other investment gains (losses):
Net unrealized gains (losses) on derivatives	201,000	(89,315)
Realized gains (losses) on terminations of interest rate swaps	(463,966)	(108,046)
Net realized gains (losses) on derivatives	(41,086)	(7,277)
Net gains (losses) on derivatives	(304,052)	(204,638)
Net unrealized gains (losses) on financial instruments at fair value	(260,887)	200,812
Net realized gains (losses) on sales of investments	75,854	8,603
Total other gains (losses)	(489,085)	4,777

Other expenses:
Compensation and benefits	12,934	14,370
General and administrative expenses	5,678	5,821
Servicing fees	9,989	8,963
Transaction expenses	4,906	62
Total other expenses	33,507	29,216
Income (loss) before income taxes	(370,723)	118,147
Income taxes	32	—
Net income (loss)	$(370,755)	$118,147

Dividends on preferred stock	18,438	17,392

Net income (loss) available to common shareholders	$(389,193)	$100,755

Net income (loss) per share available to common shareholders:
Basic	$(2.08)	$0.54
Diluted	$(2.08)	$0.54

Weighted average number of common shares outstanding:
Basic	187,018,602	187,112,454
Diluted	187,018,602	188,199,711

(1) Includes interest income of consolidated VIEs of $174,681 and $207,112 for the quarters ended March 31, 2020 and 2019, respectively.

(2) Includes interest expense of consolidated VIEs of $64,629 and $91,027 for the quarters ended March 31, 2020 and 2019, respectively.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except share and per share data)
(Unaudited)

	For the Quarters Ended
	March 31, 2020	March 31, 2019
Comprehensive income (loss):
Net income (loss)	$(370,755)	$118,147
Other comprehensive income:
Unrealized gains (losses) on available-for-sale securities, net	(199,204)	26,385
Reclassification adjustment for net losses included in net income for other-than-temporary credit impairment losses	—	4,853
Reclassification adjustment for net realized losses (gains) included in net income	(6,641)	14,918
Other comprehensive income (loss)	(205,845)	46,156
Comprehensive income (loss) before preferred stock dividends	$(576,600)	$164,303
Dividends on preferred stock	$18,438	$17,392
Comprehensive income (loss) available to common stock shareholders	$(595,038)	$146,911

Core earnings

Core earnings is a non-GAAP measure and is defined as GAAP net income excluding unrealized gains on the aggregate portfolio, provision for credit losses, impairment losses, realized gains on sales of investments, realized gains or losses on futures, realized gains or losses on swap terminations, gain on deconsolidation, extinguishment of debt and expenses incurred in relation to securitizations. In addition, stock compensation expense charges incurred on awards to retirement eligible employees is reflected as an expense over a vesting period (36 months) rather than reported as an immediate expense.

As defined, core earnings include interest income and expense, as well as periodic cash settlements on interest rate swaps used to hedge interest rate risk and other expenses. Core earnings is inclusive of preferred dividend charges, compensation and benefits (adjusted for awards to retirement eligible employees), general and administrative expenses, servicing fees, as well as income tax expenses incurred during the period. Management believes that the presentation of core earnings provides investors with a useful measure but has important limitations. We believe core earnings as described above helps us evaluate our financial performance period over period without the impact of certain transactions but is of limited usefulness as an analytical tool. Therefore, core earnings should not be viewed in isolation and is not a substitute for net income or net income per basic share computed in accordance with GAAP. In addition, our methodology for calculating core earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and accordingly, our reported core earnings may not be comparable to the core earnings reported by other REITs.

The following table provides GAAP measures of net income and net income per basic share available to common stockholders for the periods presented and details with respect to reconciling the line items to core earnings and related per average basic common share amounts. Certain prior period amounts have been reclassified to conform to the current period's presentation.

	For the Quarters Ended
	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
	(dollars in thousands, except per share data)
GAAP Net income available to common stockholders	$(389,193)	$111,881	$87,888	$40,322	$100,755
Adjustments:
Provision for credit losses	6,314	—	—	—	—
Net other-than-temporary credit impairment losses	—	—	—	—	4,853
Net unrealized (gains) losses on derivatives	(201,000)	(83,656)	(31,620)	132,171	89,315
Net unrealized (gains) losses on financial instruments at fair value	260,887	112,751	(130,825)	(190,748)	(200,812)
Net realized (gains) losses on sales of investments	(75,854)	(17,687)	(1,596)	7,526	(8,603)
(Gains) losses on extinguishment of debt	—	(9,926)	—	608	—
Realized (gains) losses on terminations of interest rate swaps	463,966	8,353	148,114	95,211	108,046
Net realized (gains) losses on Futures (1)	34,700	(8,229)	19,138	13,544	12,579
Transaction expenses	4,906	6,639	3,415	812	62
Stock Compensation expense for retirement eligible awards	1,189	(45)	(145)	(144)	1,533
Core Earnings	$105,915	$120,081	$94,369	$99,302	$107,728

GAAP net income per basic common share	$(2.08)	$0.60	$0.47	$0.22	$0.54
Core earnings per basic common share (2)	$0.57	$0.64	$0.50	$0.53	$0.58

(1) Included in net realized gains (losses) on derivatives in the Consolidated Statements of Operations.
(2) We note that core and taxable earnings will typically differ, and may materially differ, due to differences on realized gains and losses on investments and related hedges, credit loss recognition, timing differences in premium amortization, accretion of discounts, equity compensation and other items.

The following tables provide a summary of the Company’s MBS portfolio at March 31, 2020 and December 31, 2019.

	March 31, 2020
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency RMBS
Senior	$1,924,284	$52.14	73.81	4.8%	17.3%
Subordinated	900,396	62.97	58.66	3.8%	6.8%
Interest-only	6,931,077	4.14	3.26	1.3%	11.5%
Agency RMBS
Interest-only	1,484,016	9.11	7.12	1.6%	4.1%
Agency CMBS
Project loans	2,506,241	101.77	111.18	3.8%	3.6%
Interest-only	1,764,487	2.67	2.62	0.6%	4.8%

	December 31, 2019
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency RMBS
Senior	$2,024,564	$52.98	$84.01	5.0%	20.8%
Subordinated	876,592	63.15	71.25	3.7%	6.9%
Interest-only	7,458,653	4.04	3.87	1.1%	8.4%
Agency RMBS
Pass-through	6,080,547	102.15	104.64	4.0%	3.4%
Interest-only	1,539,941	9.06	8.29	1.6%	4.0%
Agency CMBS
Project loans	2,621,938	101.82	106.86	3.7%	3.6%
Interest-only	1,817,246	2.81	2.70	0.7%	4.7%

At March 31, 2020 and December 31, 2019, the repurchase agreements collateralized by MBS and Loans held for investment had the following remaining maturities.

	March 31, 2020	December 31, 2019
	(dollars in thousands)
Overnight	$40,836	$—
1 to 29 days	3,634,255	9,709,387
30 to 59 days	502,333	800,648
60 to 89 days	633,939	608,520
90 to 119 days	113,370	—
Greater than or equal to 120 days	2,222,263	2,308,990
Total	$7,146,996	$13,427,545

The following table summarizes certain characteristics of our portfolio at March 31, 2020 and December 31, 2019.

	March 31, 2020	December 31, 2019
Interest earning assets at period-end (1)	$18,419,578	$26,248,233
Interest bearing liabilities at period-end	$15,139,875	$21,740,710
GAAP Leverage at period-end	4.7:1	5.5:1
GAAP Leverage at period-end (recourse)	2.2:1	3.4:1
Portfolio Composition, at amortized cost
Non-Agency RMBS	10.2%	7.9%
Senior	5.5%	4.5%
Subordinated	3.1%	2.2%
Interest-only	1.6%	1.2%
Agency RMBS	0.8%	25.7%
Pass-through	—%	25.1%
Interest-only	0.8%	0.6%
Agency CMBS	14.5%	11.0%
Project loans	14.2%	10.8%
Interest-only	0.3%	0.2%
Loans held for investment	74.5%	55.4%
Fixed-rate percentage of portfolio	94.6%	95.9%
Adjustable-rate percentage of portfolio	5.4%	4.1%
(1) Excludes cash and cash equivalents.

Economic Net Interest Income

Our “Economic net interest income” is a non-GAAP financial measure, that equals interest income, less interest expense and realized losses on our interest rate swaps. Realized losses on our interest rate swaps are the periodic net settlement payments made or received.  For the purpose of computing economic net interest income and ratios relating to cost of funds measures throughout this section, interest expense includes net payments on our interest rate swaps, which is presented as a part of Realized gains (losses) on derivatives in our Consolidated Statements of Operations and Comprehensive Income. Interest rate swaps are used to manage the increase in interest paid on repurchase agreements in a rising rate environment. Presenting the net contractual interest payments on interest rate swaps with the interest paid on interest-bearing liabilities reflects our total contractual interest payments. We believe this presentation is useful to investors because it depicts the economic value of our investment strategy by showing actual interest expense and net interest income. Where indicated, interest expense, including interest payments on interest rate swaps, is referred to as economic interest expense. Where indicated, net interest income reflecting interest payments on interest rate swaps, is referred to as economic net interest income.

The following table reconciles the GAAP and non-GAAP measurements reflected in the Management’s Discussion and Analysis of Financial Condition and Results of Operations.

	GAAP Interest Income	GAAP Interest Expense	Net Realized (Gains) Losses on Interest Rate Swaps	Economic Interest Expense	GAAP Net Interest Income	Net Realized Gains (Losses) on Interest Rate Swaps	Other (1)	Economic Net Interest Income
For the Quarter Ended March 31, 2020	$300,266	$142,083	$6,385	$148,468	$158,183	$(6,385)	$(1,266)	$150,532
For the Quarter Ended December 31, 2019	$340,662	$169,203	$5,409	$174,612	$171,459	$(5,409)	$(1,664)	$164,386
For the Quarter Ended September 30, 2019	$330,144	$188,551	$963	$189,514	$141,593	$(963)	$(2,465)	$138,165
For the Quarter Ended June 30, 2019	$339,914	$198,110	$(3,923)	$194,187	$141,804	$3,923	$(2,237)	$143,490
For the Quarter Ended March 31, 2019	$350,389	$202,950	$(5,462)	$197,488	$147,439	$5,462	$(1,571)	$151,330
(1) Primarily interest expense/(income) on cash and cash equivalents.

The table below shows our average earning assets held, interest earned on assets, yield on average interest earning assets, average debt balance, economic interest expense, economic average cost of funds, economic net interest income, and net interest rate spread for the periods presented.

	For the Quarter Ended
	March 31, 2020			March 31, 2019
	(dollars in thousands)			(dollars in thousands)
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets (1):
Agency RMBS	$4,652,843	$42,663	3.7%	$9,479,513	$84,645	3.6%
Agency CMBS	2,204,435	20,698	3.8%	1,968,730	18,950	3.9%
Non-Agency RMBS	1,883,781	61,014	13.0%	1,807,104	71,527	15.8%
Loans held for investment	13,716,833	174,625	5.1%	12,102,993	173,696	5.7%
Total	$22,457,892	$299,000	5.3%	$25,358,340	$348,818	5.5%

Liabilities and stockholders' equity:
Interest-bearing liabilities:
Repurchase agreements collateralized by:
Agency RMBS	$4,406,106	$27,114	2.5%	$9,007,036	$54,035	2.4%
Agency CMBS	2,112,244	12,361	2.3%	1,687,980	15,276	3.6%
Non-Agency RMBS	1,384,095	9,666	2.8%	1,191,948	12,190	4.1%
Loans held for investment	3,852,347	32,890	3.4%	2,706,425	24,960	3.7%
Securitized debt	8,079,597	66,437	3.3%	8,306,671	91,027	4.4%
Total	$19,834,389	$148,468	3.0%	$22,900,059	$197,488	3.4%

Economic net interest income/net interest rate spread		$150,532	2.3%		$151,330	2.1%

Net interest-earning assets/net interest margin	$2,623,503		2.7%	$2,458,281		2.4%

Ratio of interest-earning assets to interest bearing liabilities	1.13			1.11

(1) Interest-earning assets at amortized cost
(2) Interest includes net cash paid/received on swaps

The table below shows our Net Income and Economic Net Interest Income as a percentage of average stockholders' equity and Core Earnings as a percentage of average common stockholders' equity. Return on average equity is defined as our GAAP net income (loss) as a percentage of average equity.  Average equity is defined as the average of our beginning and ending stockholders' equity balance for the period reported. Economic Net Interest Income and Core Earnings are non-GAAP measures as defined in previous sections.

	Return on Average Equity	Economic Net Interest Income/Average Equity *	Core Earnings/Average Common Equity
	(Ratios have been annualized)
For the Quarter Ended March 31, 2020	(41.21)%	16.73%	15.88%
For the Quarter Ended December 31, 2019	13.12%	16.55%	15.78%
For the Quarter Ended September 30, 2019	10.68%	13.88%	12.37%
For the Quarter Ended June 30, 2019	5.93%	14.49%	13.10%
For the Quarter Ended March 31, 2019	12.34%	15.81%	14.37%
* Includes effect of realized losses on interest rate swaps.

The following table presents changes to Accretable Discount (net of premiums) as it pertains to our Non-Agency RMBS portfolio, excluding premiums on IOs, during the previous five quarters.

	For the Quarters Ended
Accretable Discount (Net of Premiums)	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
	(dollars in thousands)
Balance, beginning of period	$494,255	$494,780	$514,095	$485,040	$505,763
Accretion of discount	(24,784)	(44,342)	(33,256)	(35,964)	(35,551)
Purchases	(4,336)	(12,541)	(13,772)	48,736	6,638
Sales and deconsolidation	438	(786)	1,536	409	127
Transfers from/(to) credit reserve, net	(27,341)	57,144	26,177	15,874	8,063
Balance, end of period	$438,232	$494,255	$494,780	$514,095	$485,040

Disclaimer
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: our business and investment strategy; our ability to accurately forecast the payment of future dividends on our common and preferred stock, and the amount of such dividends; our ability to determine accurately the fair market value of our assets; availability of investment opportunities in real estate-related and other securities, including our valuation of potential opportunities that may arise as a result of current and future market dislocations; effect of the novel coronavirus (or COVID-19) pandemic on real estate market, financial markets and our Company, including the impact on the value, availability, financing and liquidity of mortgage assets; how COVID-19 may affect us, our operations and our personnel; our expected investments; changes in the value of our investments, including negative changes resulting in margin calls related to the financing of our assets; changes in interest rates and mortgage prepayment rates; prepayments of the mortgage and other loans underlying our mortgage-backed securities, or RMBS, or other asset-backed securities, or ABS; rates of default, delinquencies or decreased recovery rates on our investments; general volatility of the securities markets in which we invest; our ability to maintain existing financing arrangements and our ability to obtain future financing arrangements; our ability to effect our strategy to securitize residential mortgage loans; interest rate mismatches between our investments and our borrowings used to finance such purchases; effects of interest rate caps on our adjustable-rate investments; the degree to which our hedging strategies may or may not protect us from interest rate volatility; the impact of and changes to various government programs, including in response to COVID-19; impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; market trends in our industry, interest rates, the debt securities markets or the general economy; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; availability of qualified personnel; our ability to maintain our classification as a real estate investment trust, or, REIT, for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended, or 1940 Act; our expectations regarding materiality or significance; and the effectiveness of our disclosure controls and procedures.
Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Readers are advised that the financial information in this press release is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the Company’s independent auditors.